Exhibit 10.3

GLOBAL MED TECHNOLOGIES, INC.

AMENDED AND RESTATED 1997 EMPLOYEE STOCK COMPENSATION PLAN

1. Purpose of the Plan.

        This Amended and Restated 1997 Employee Stock Compensation Plan (the “Plan”), amends, restates and consolidates the 1997 Employee Stock Compensation Plan and all previous amendments thereto. The Plan is intended to further the growth and advance the best interests of Global Med Technologies, a Colorado corporation (the “Company”), by supporting and increasing the Company’s ability to attract, retain and compensate persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company. This Plan provides for stock compensation through the award of the Company’s Common Stock.

2. Definitions.

        As used in this Plan, except where the context might clearly indicate otherwise, the following words and phrases shall have the meanings indicated:

(a)	“Act” means the U.S. Securities Act of 1933, as amended.

(b)	“Award” means any grant of Common Stock made under this Plan.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Common Stock” shall mean the Company's $.01 par value common stock.

(f)	“Date of Grant” means the day the Board of Directors authorized the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.

(g)	“Employee” means any person or entity that renders bona fide services to the Company, including, without limitation, (i) a person employed by the Company in a key capacity; (ii) an officer or director of the Company; (iii) a person or company engaged by the Company as a consultant or advisor; or (iv) a lawyer, law firm, accountant or accounting firm, or other professionals or professional firms engaged by the Company.

(h)	“Participant” means an Employee to whom an Award of Plan Shares has been made.

(i)	“Plan Shares” means shares of Common Stock from time to time subject to this Plan.

3. Effective date of the Plan.

        The effective date of this Plan is October 3, 1997. No Plan Shares may be issued after October 2, 2007.

4. Administration of the Plan.

        A Compensation Committee appointed by the Board or, in the absence of a designated and qualified Committee, the entire Board will administer the Plan and will grant Awards under this Plan. Subject to the express provisions of this Plan, the Compensation Committee or Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determination of those eligible to receive Plan Shares shall rest in the sole discretion of the Board of Directors, subject to the provisions of this Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent it shall deem necessary to carry it into effect. Any decision made, or action taken, by the Board of Directors arising out of or in connection with the interpretation and administration of this Plan shall be final and conclusive. The Board of Directors may appoint a compensation committee from among the members of the full Board of Directors to administer this Plan.

        Awards granted under the Plan shall be evidenced by duly adopted resolutions of the Board included in the minutes of the meeting at which they are adopted or in a unanimous written consent. The Committee shall endeavor to administer the Plan hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the Securities Exchange Act of 1934 (the”1934 Act”), although compliance with Section 16 is the obligation of the Participant, not the Company. Neither the Committee, the Board nor the Company can assume any legal responsibility for a Participant’s compliance with his obligations under Section 16 of the 1934 Act. 5. Stock Subject to the Plan.

        The maximum number of Plan Shares as to which Awards may be granted under this Plan is 1,000,000 shares.

6. Persons Eligible to Receive Awards.

        Awards may be granted only to Employees (as herein defined).

7. Grants of Awards.

        Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Employees Awards are to be granted, and the number of Plan Shares to be awarded to each Employee. No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Act or the rules and regulations promulgated thereunder.

8. Delivery of Stock Certificates.

        As promptly as practicable after authorizing the grant of an Award, the Company shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person’s name, representing the number of Plan Shares that were granted. Unless the Plan Shares have been registered under the Act, each certificate evidencing Plan Shares shall bear a restrictive legend to indicate that such shares represented by the certificate were issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act. In the absence of registration under the Act, any person awarded Plan Shares may be required to execute and deliver to the Company an investment letter, satisfactory in form and substance to the Company, prior to issuance and delivery of the shares.

9. Assignability.

        No Award of Plan Shares may be assigned. Plan Shares may be assigned after such shares have been awarded, issued and delivered, only in accordance with law and any transfer restrictions imposed at the time of the Award.

10. Employment.

        Nothing in this Plan or in the grant of an Award shall confer upon any Employee the right to continue in the employ of the Company nor shall it interfere with or restrict in any way the lawful rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

11. Laws and Regulations.

        The obligation of the Company to issue and deliver Plan Shares on the grant of an Award under this Plan shall be subject to the condition that the Company be satisfied that the issuance and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

        The award, issuance and delivery of Plan Shares shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act, the 1934 Act, applicable state securities laws, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock then may be listed. Any certificates prepared to evidence Common Stock issued pursuant to an Award shall bear appropriate legends as may be required by the Company's counsel.

12. Withholding of Taxes.

        If an Employee is subject to withholding tax, the Company may require that the Employee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of granting an Award, in such amount as the Company in its discretion may determine. In lieu of part or all of any such payment, the Employee may elect to have the Company withhold from the Plan Shares issued hereunder a sufficient number of shares to satisfy such withholding obligations. If the Company becomes required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of an Award, and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay in respect of issuance of any Plan Shares.

13. Reservation of Shares.

        The stock subject to this Plan shall, at all times, consist of authorized but unissued shares reacquired or held by the Company equal to the maximum number of shares the Company may be required to issue on the grant of Awards under this Plan, and such number of Common Shares hereby is reserved for such purpose. The Board of Directors may increase or decrease the number of shares subject to this Plan.

14. Amendment and Termination of the Plan.

        The Board of Directors at any time and from time to time may suspend or terminate the Plan, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date. Otherwise, this Plan shall terminate on the earlier of the termination date stated in Section 3 of this Plan or the date when all Plan Shares have been issued. The Board of Directors shall have absolute discretion to amend this Plan, subject to any limitations expressly set forth herein.

15. Delivery of Plan.

        A copy of this Plan shall be delivered to all participants, together, at the Company’s option, with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award.

16. Liability.

        No member of the Board, any committee of directors, or officers, Employees or agents of the Company shall be personally liable for any action, omission or determination made in good faith in connection with this Plan.

17. Reorganization and Recapitalization of the Company

        (a) The shares of Common Stock subject to this Plan are shares of the Common Stock of the Company as currently constituted. If, and whenever, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Common Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then the number of shares of Common Stock reserved and unissued under this Plan shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced.

        (b) Except as expressly provided above, the Company’s issuance of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to this Plan.

18. Miscellaneous Provisions.

        The place of administration of this Plan shall be in the State of Colorado and the validity, construction, interpretation and effect of this Plan and of its rules, regulations and rights relating to it, shall be determined solely in accordance with the laws of such state.

        Without amending this Plan, the Board of Directors may issue Plan Shares to Employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in this Plan but consistent with the purpose of this Plan, as it deems necessary and desirable to create equitable opportunities given differences in tax laws in other countries.

        All expenses of administering this Plan and issuing Plan Shares shall be borne by the Company.

        By signature below, the undersigned officer of the Company hereby certifies that the foregoing is a true and correct copy of the Amended and Restated 1997 Employee Stock Compensation Plan of the Company.

DATED: May 8, 2001,

                                                                                                                       GLOBAL MED TECHNOLOGIES, INC.

                                                                                                                        By: /s/   Michael I. Ruxin
                                                                                                                               Michael I. Ruxin, Chairman of the Board
                                                                                                                              of Directors and Chief Executive Officer